UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2019

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-36837	36-4802442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of Principal Executive Offices, and Zip Code)

(314) 985-2000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
7.50% Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Management Appointments and Retirement

On November 11, 2019, Energizer Holdings, Inc. (the “Company”) announced the following promotions, each of which was approved by the Company’s Board of Directors and became effective immediately on November 11, 2019:

(a)	Mark S. LaVigne has been appointed to the role President and Chief Operating Officer;

(b)	John J. Drabik has been appointed to the role of Senior Vice President, Corporate Controller and will be serving as the Company’s Chief Accounting Officer and Treasurer; and

(c)	Hannah H. Kim has been appointed to the role of Chief Legal Officer and Corporate Secretary.

Prior to November 11, 2019, Alan R. Hoskins served as the Company’s President and Chief Executive Officer. Upon effectiveness of Mr. LaVigne’s appointment, Mr. Hoskins no longer serves as the Company’s President. Mr. Hoskins will continue to serve as the Company’s Chief Executive Officer.

Prior to November 11, 2019, Timothy W. Gorman served as the Company’s Chief Financial Officer and Chief Accounting Officer. Upon the effectiveness of Mr. Drabik’s appointment, Mr. Gorman no longer serves as the Company’s Chief Accounting Officer. Mr. Gorman will continue to serve as the Company’s Chief Financial Officer.

In addition, Emily K. Boss, Vice President and General Counsel, announced her intention to retire from the Company. In connection with Ms. Boss’ announcement of her intention to retire, Ms. Boss and Energizer Brands, LLC entered into a Transitional Retirement Agreement (“Retirement Agreement”) to facilitate a smooth transition. Effective November 19, 2019, Ms. Boss will no longer serve as Vice President and General Counsel. Ms. Boss has agreed to continue to serve as Executive Counsel until July 1, 2020 or a date determined in accordance with the terms of the Retirement Agreement (the “Retirement Date”).

There are no arrangements or understandings pursuant to which Mr. LaVigne, Mr. Drabik or Ms. Kim was selected for his or her respective position, and there are no related party transactions between the Company and Mr. LaVigne, Mr. Drabik or Ms. Kim reportable under Item 404(a) of Regulation S-K. None of Mr. LaVigne, Mr. Drabik or Ms. Kim has any family relationship with any director or executive officer of the Company.

Biographical Information and Compensatory Arrangements

Mark S. LaVigne, President and Chief Operating Officer. Mr. LaVigne has served as Energizer’s Executive Vice President and Chief Operating Officer since July 2015, helping to define the Company’s strategic goals and priorities and enabling operational excellence across the Company’s functional teams. Previously, Mr. LaVigne served as Vice President, Assistant General Counsel and Corporate Secretary from March 2010 to April 2012 and then as Vice President, General Counsel and Corporate Secretary until he was promoted to Chief Operating Officer. He began his career at Bryan Cave Leighton Paisner LLP in 1998, where he was a partner from 2007 to 2010, specializing in business and transactional counseling and mergers and acquisitions. He holds a JD from Saint Louis University and a BA from the University of Notre Dame.

In connection with Mr. LaVigne’s appointment, he will receive a base salary at an annualized rate of $684,050 per year and be eligible for a target bonus opportunity of 80% of base salary, based on the Company’s financial results for the 2020 fiscal year, and an annual incentive award valued at approximately $1,770,000.

John J. Drabik, Senior Vice President, Corporate Controller. Mr. Drabik was named Energizer’s Vice President, Corporate Controller and Treasurer in October 2017. In that role, Mr. Drabik was responsible for the Company’s global accounting and financial support functions, including global controllership, external reporting, tax, operations accounting and treasury. Mr. Drabik joined Energizer in December 2001 and has held several roles of increasing responsibility, including Vice President, Corporate Development from October 2013 to October 2017. In that role, he was responsible for sourcing, evaluating and recommending acquisition opportunities and providing analytical support to the Company’s senior management regarding capital allocation decisions, capital structure optimization and operating model efficiencies. Mr. Drabik holds an MBA from Washington University in St. Louis and a BS in Accounting from the University of Missouri at Columbia.

In connection with Mr. Drabik’s appointment, he will receive a base salary at an annualized rate of $340,00 per year and be eligible for a target bonus opportunity of 60% of base salary, based on the Company’s financial results for the 2020 fiscal year, and an annual incentive award valued at approximately $400,000.

Emily K. Boss, Vice President and General Counsel. The Retirement Agreement, which is subject to standard revocation time periods, provides for certain modified compensation and benefits to Ms. Boss in lieu of those that would have otherwise been payable under the Company’s executive severance plan. Pursuant to the terms of the Retirement Agreement, Ms. Boss will remain employed by the Company during the transition period and continue to receive her base salary. All of Ms. Boss’ unvested time-based restricted stock equivalents (“RSEs”) will remain outstanding during the transition period and following her retirement and will vest according to their original vesting dates. Likewise, all of Ms. Boss’ unvested performance-linked RSEs will remain outstanding during the transition period and following her retirement and will vest on a pro-rata basis according to the Company’s financial results for applicable periods and subject to certain additional conditions. In addition, Ms. Boss will be eligible to receive the annual bonus attributable to fiscal year 2019 according to the terms of the Executive Officer Bonus Plan. Ms. Boss will not participate in the Executive Officer Bonus Plan during fiscal year 2020; however, she will be eligible to receive a transitional cash bonus equivalent to a pro rata portion of the annual bonus that would have been payable under the Executive Officer Bonus Plan had she been a participant for fiscal year 2020. The Retirement Agreement contains customary confidentiality, cooperation, non-solicitation and non-disparagement provisions as well as a mutual release of claims between the Company and Ms. Boss.

The foregoing compensatory arrangement is qualified in its entirety by the Retirement Transition Agreement, dated November 11, 2019, between Energizer Brands LLC and Emily K. Boss, which is attached hereto as Exhibit 10.1.

The Company issued a press release, dated November 11, 2019, related to the above matters, which is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On November 11, 2019, the Company announced that its Board of Directors declared a quarterly dividend of $0.30 per share on its Common Stock, payable on December 17, 2019 to all shareholders of record as of the close of business on November 26, 2019 in addition to a quarterly dividend of $1.875 per share of 7.50% Series A mandatory convertible preferred stock, payable on January 15, 2020 to all shareholders of record as of the close of business on January 1, 2020. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall such information or exhibit be deemed incorporated by reference into any filing by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, as amended, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Transitional Retirement Agreement, dated November 11, 2019, between Energizer Brands, LLC and Emily K. Boss.

99.1	Press Release, dated November 11, 2019, announcing senior management promotions and retirement.

99.2	Press Release, dated November 11, 2019, announcing quarterly dividend.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: November 12, 2019

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